Exhibit 99.1

OmniComm Systems Announces Acquisition of EDC Business of

eResearchTechnology

– Acquisition Extends the Company’s Suite of Products and Increases Breadth

of EDC Customers –

June 23, 2009

FORT LAUDERDALE, FL & PHILADELPHIA, PA. – (PRNewswire) – OmniComm Systems, Inc.® (OTC BB:OMCM—News) (“OmniComm”), a leader in integrated electronic data capture (EDC) solutions for clinical trials, and eResearchTechnology, Inc. (NASDAQ:ERES - News) (“ERT”), a global provider of technology and services that enable the pharmaceutical, biotechnology, and medical device industries worldwide to collect, interpret, and distribute cardiac safety and clinical data, today announced that OmniComm has acquired the EDC business of ERT.

“We believe strongly in the long-term growth of the EDC and eClinical markets. We have positioned ourselves to be a leading provider of EDC solutions and expect this transaction to allow us to grow more rapidly. By combining the two EDC businesses, OmniComm extends and deepens its roster of EDC customers and gains several key technologies that can be added to the TrialMaster® eClinical suite of applications,” stated Cornelis F ..Wit, CEO of OmniComm Systems. “We believe that we will be able to leverage our existing EDC infrastructure and expertise to further penetrate the combined portfolio of customers.

Mr. Wit continued, “The eClinical industry is going through a period of consolidation, and we believe that only those firms that can combine superior products and services along with a demonstrated ability to deliver a broad array of solutions will be able to effectively compete. We are dedicated to broadening the products and services we offer and developing as diverse a client base as possible. Our expansion into Europe during 2007-2008 was the first prong of executing on this strategy. ERT has served several markets, including the governmental sector and Fortune 500 sponsors, that complement our focus on biotech and medical device clinical trial sponsors.”

Dr. Michael McKelvey, ERT’s President and CEO, commented, “We have been involved with our EDC business for many years and have a loyal customer and employee base. However, it is clear that a more significant and focused investment is required to be successful in today’s EDC market. We are pleased to work with OmniComm to transition our customers and staff to their organization. We will continue to expand our core cardiac safety and ePRO business lines.”

Revenues of the ERT EDC business were $5.9 million in the year ended December 31, 2008 and $1.4 million in the three months ended March 31, 2009. ERT anticipates that the sale, excluding any impact of one-time charges related to the sale, will not affect the Company’s previously issued 2009 fiscal year guidance. Under the terms of the transaction, OmniComm issued 8.1 million shares of common stock and assumed certain liabilities including deferred revenue relating to ERT’s EDC business in exchange for the EDC assets of ERT, which primarily include its EDC software, applications, and fixed assets and $1.15 million in cash paid by ERT. OmniComm will be opening a new branch office in the New Jersey area and will be transitioning the majority of the ERT EDC support team to this new office to provide on-going support and maintenance to the ERT customers it acquires.

About OmniComm

OmniComm Systems, Inc. (www.OmniComm.com) provides customer-driven Internet solutions to pharmaceutical, biotechnology, research, and medical device organizations that conduct life changing clinical trial research. OmniComm’s growing base of satisfied customers is a direct result of the company’s commitment to deliver products and services that ensure ease of use, faster study build, ease of integration and better performance. OmniComm’s client intuitive pricing model allows companies that range from small, to mid-size to large-scale institutions to safely and efficiently capitalize on their clinical research investments. OmniComm Systems, Inc. has corporate headquarters in Ft. Lauderdale, Florida with offices in Bonn, Chicago, Germany, Tula, Russia, California, New York, New Jersey, North Carolina, Tennessee, Massachusetts, and Georgia.

About eResearchTechnology, Inc. (ERT)

Based in Philadelphia, PA, ERT (eResearchTechnology, Inc.) (www.ert.com) is a provider of cardiac safety and ePRO technology and services to the global biopharmaceutical and medical device industries. The Company is the market leader in providing centralized core-diagnostic electrocardiographic (ECG) technology and services to evaluate cardiac safety in clinical development.

Safe Harbor Disclaimer

Statements about OmniComm’s future expectations, including without limitation, future revenues and earnings, plans and objectives for the future operations, future agreements, future economic performance, operations and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. OmniComm intends that such forward-looking statements be subject to the Safe Harbors created thereby. Since these statements involve risks and uncertainties, including but not limited to economic competitive, governmental, contractual and technological factors affecting OmniComm’s operations, markets and profitability, actual results could differ materially and adversely from the expected results.

Statements made by ERT included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as the Company’s ability to obtain new contracts and accurately estimate net revenues due to uncertain regulatory guidance, variability in size, scope and duration of projects, and internal issues at the sponsoring client, integration of acquisitions, competitive factors, technological development, and market demand. As a result, actual results may differ materially from any financial outlooks stated herein. Further information on potential factors that could affect the Company’s financial results can be found in the Company’s Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, please contact Steve Johnson at (954) 473-1254 or sjohnson@omnicomm.com and Keith Schneck at (215) 282-5566 or kschneck@ert.com.